UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2007 (November 14, 2007)
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 14, 2007, Calumet Specialty Products Partners, L.P. (the “Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives for the several underwriters named therein (the “Underwriters”) that provides for the issuance and sale by the Partnership, and the purchase by the Underwriters, of up to 3,220,000 common units (including an option to purchase up to 420,000 additional common units to cover over-allotments) representing limited partner interests in the Partnership (the “Units”) in an underwritten public offering (the “Offering”) at a price of $36.98 per Unit. The Units sold in the Offering were registered under the Securities Act of 1933 pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-145657). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
1.1	Underwriting Agreement, dated November 14, 2007, by and among Calumet Specialty Products Partners, L.P., Calumet Lubricants Co., Limited Partnership, Calumet GP, LLC, Calumet Operating, LLC, Calumet LP GP, LLC, and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives for the several underwriters named therein.
5.1	Opinion of Vinson & Elkins L.L.P.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consents of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1 hereto).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC,
its General Partner

	By:	/s/ R. Patrick Murray, II

Name: R. Patrick Murray, II
Title: Vice President, Chief Financial Officer and Secretary

November 19, 2007

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 14, 2007, by and among Calumet Specialty Products Partners, L.P., Calumet Lubricants Co., Limited Partnership, Calumet GP, LLC, Calumet Operating, LLC, Calumet LP GP, LLC, and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives for the several underwriters named therein.
5.1	Opinion of Vinson & Elkins L.L.P.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consents of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1 hereto).